June 19, 1996


Perma-Fix Environmental Services, Inc.
1940 N.W. 67th Place
Gainesville, FL  32653
Attention:  Robert W. Foster, Jr.

       RE:     LOAN AND SECURITY AGREEMENT DATED AS OF JANUARY 27, 1995
       (THE  LOAN AGREEMENT ), AS AMENDED, BETWEEN PERMA-FIX
       ENVIRONMENTAL SERVICES, INC., A DELAWARE CORPORATION
       ( PARENT ) AND EACH OF THOSE DIRECT AND INDIRECT
       SUBSIDIARIES OF PARENT WHOSE NAMES ARE INSCRIBED ON THE
       SIGNATURE PAGES OF THE LOAN AGREEMENT (COLLECTIVELY, WITH
       PARENT,  BORROWERS  OR INDIVIDUALLY, A  BORROWER ) AND
       HELLER FINANCIAL, INC., A DELAWARE CORPORATION ( LENDER )

       Gentlemen:

       Reference is made to the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

  This letter evidences the agreement of Lender and Borrower as follows:

     1. Establishment of Overformula Line. (a) Lender shall make available to Borrower, during the Overformula Line Period (as defined below), a temporary overformula line of credit ( Overformula Line ) in the amount of the Overformula Line Amount (as defined below). As a result of the establishment of the Overformula Line, during the Overformula Line Period, the aggregate outstanding amount of Revolving Loans may exceed the Borrowing Base by an amount of up to the Overformula Line Amount, provided that in no event shall the aggregate outstanding amount of Revolving Loans at any time exceed the Revolving Loan Commitment amount. On the last day of the Overformula Line Period, the Overformula Line shall terminate, and Borrower shall pay to Lender, in immediately available funds, without demand or notice, all outstanding advances under the Overformula Line, together with all accrued but unpaid interest thereon.

          (b)  As used herein, the term  Overformula Line
  Period shall mean the period commencing on the date of the first advance to Borrower under the Overformula Line and ending on the earliest of (i) 90 days after the date of such first advance, (ii) September 30, 1996, (iii) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 of the Loan Agreement, or (iv) the Termination Date.

          (c)  As used herein, the term  Overformula Line
  Amount  means, at any time of determination thereof, $250,000.

          (d) The making of advances by Lender to Borrower under the Overformula Line shall be subject to all of the terms and conditions set forth in the Loan Agreement for the making of advances under the Revolving Loan, including, without limitation, satisfaction of the conditions set forth in subsection 3.1 of the Loan Agreement, with the exception of section 3.1(c) and 3.1(f). All advances under the Overformula Line shall constitute Obligations, shall bear interest at the same rate of interest applicable to all other advances under the Revolving Loan and shall be secured by Lender s security interest in the Collateral and by all other security interests, liens, mortgages, claims, and encumbrances now or from time to time hereafter granted by Borrower to Lender.

     2. Overformula Line Fee. As consideration for Lender s establishment of the Overformula Line, Borrower shall pay to Lender on the last day of each month during which any advance of the Overformula Line is outstanding a fee in the amount of one percent (1%) per month of the average daily balance under the Overformula Line. This fee shall be in addition to all other fees that are due and payable under the Loan Agreement.

     3.   Conditions.  The effectiveness of the Overformula
  Line and the obligation of Lender to make advances to Borrower thereunder are subject to satisfaction of the following:

          (a) Borrower shall have duly executed and delivered this letter agreement;

          (b) Louis Centafoni will provide a one hundred thousand dollar ($100,000) equity infusion in Borrowers prior to any advance under the Overformula Line.

     4. Loan Agreement Representations. All of the representations set forth in the Loan Agreement are accurate in all material respects as of the date hereof.

  Please evidence your acknowledgment of and agreement to the terms and conditions of this letter by executing this letter in the place indicated below.

  Cordially,

  HELLER FINANCIAL, INC.


  By: ________________________
  Its: _________________________





  (SIGNATURES CONTINUED ON NEXT PAGE)

  Accepted and Agreed this 21st day of June, 1996.

  PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
  a Delaware corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  INDUSTRIAL WASTE MANAGEMENT, INC.,
  a Missouri corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  PERMA-FIX, INC., an Oklahoma
  corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________



  (SIGNATURES CONTINUED ON NEXT PAGE)

  PERMA-FIX OF DAYTON, INC., a
  Ohio corporation



  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  PERMA-FIX OF FLORIDA, INC., a
  Florida corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  PERMA-FIX OF FORT LAUDERDALE,
  INC., a Florida corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________




  (SIGNATURES CONTINUED ON NEXT PAGE)

  PERMA-FIX OF MEMPHIS, INC.,
  a Tennessee corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  PERMA-FIX OF NEW MEXICO, INC.,
  a New Mexico corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  PERMA-FIX TREATMENT SERVICES, INC.,
  an Oklahoma corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________



  (SIGNATURES CONTINUED ON NEXT PAGE)

  SCHREIBER, GRANA & YONLEY, INC.,
  a Missouri corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  MINTECH, INC., an Oklahoma
  corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________


  RECLAMATION SERVICES, INC.,
  an Oklahoma corporation


  By: __________________________
  Name: ________________________
  Title: _________________________

  Attest: ________________________
  Name: ________________________
  Title: _________________________